UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

NWPX INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Grant of Performance Share Units and Restricted Stock Units

On March 12, 2026, the Board of Directors of NWPX Infrastructure, Inc. (the “Company” and “NPWX Infrastructure”), upon the approval and recommendation of the Compensation Committee, approved grants of performance share units (“PSUs”) and restricted stock units (“RSUs”) for the following Named Executive Officers of the Company in the amounts set forth below. Pursuant to these long-term incentive grants, each Named Executive Officer received an award of PSUs and RSUs valued at an amount equal to a specific percentage of their respective annual base salary, with 75 percent of each award represented by PSUs and 25 percent of each award represented by RSUs.

The PSUs awarded will vest based on the Company’s Earnings before Interest Expense, Income Taxes, Depreciation, and Amortization Margin before extraordinary or unusual items over the measurement period (as described in the PSU agreement). The actual number of PSUs which will vest will be determined based on the performance level achieved and may be equal to, greater than, or less than the number of PSUs specified below, which indicate each Named Executive Officer’s award at target performance level. The PSUs awarded vest in three equal installments on March 31, 2027, March 31, 2028, and March 30, 2029. In the event a change in control of the Company (as defined in the PSU agreement) occurs at any time prior to the last vesting date, unless the PSUs are to be substituted, assumed, exchanged, or otherwise continued or settled in accordance with their terms, the PSUs will become immediately vested for a number of shares based on the performance results obtained through the date of the change in control. Consistent with the Company’s other variable forms of incentive compensation, the PSUs are subject to recoupment under the Company’s Incentive Compensation Recovery Policy. The foregoing descriptions of the terms of the PSU awards are qualified by reference to the full text of the form of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The RSUs awarded vest in three equal installments on January 15, 2027, January 14, 2028, and January 16, 2029 based upon continued service with the Company on that date. In the event a change in control of the Company (as defined in the RSU agreement) occurs at any time prior to the last vesting date, unless the RSUs are to be substituted, assumed, exchanged, or otherwise continued or settled in accordance with their terms, a pro-rata number of RSUs will be calculated based on time elapsed between the most recently achieved vesting date and the next succeeding vesting date as of the date of the change in control, and those RSUs will be immediately vested. The foregoing descriptions of the terms of the RSU awards are qualified by reference to the full text of the form of the agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Named Executive Officer	Performance Share Units	Restricted Stock Units
Scott Montross Director, President, and Chief Executive Officer	17,068	5,689
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary	4,775	1,592
Michael Wray Executive Vice President	4,607	1,536
Eric Stokes Senior Vice President and Water Transmission Systems Group President	4,198	1,399

Retirement Agreement for Miles Brittain
On January 15, 2026, Miles Brittain, Executive Vice President of NWPX Infrastructure informed the Company that he will retire on April 3, 2026, as previously disclosed in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on January 22, 2026.

On March 11, 2026, the Company entered into a Retirement Agreement (the “Retirement Agreement”) with Mr. Brittain, pursuant to which Mr. Brittain will remain a Company employee in a part-time capacity as a consultant beginning April 6, 2026. The Retirement Agreement has a three-year term, provides for an annual base salary of $175,000 paid in equal installments in accordance with the Company’s regular payroll cycles, and provides coverage under the Company’s employee benefit plans. Pursuant to the Retirement Agreement, the Company has affirmed the terms of Mr. Brittain’s unvested RSUs to allow the RSUs scheduled to vest on January 15, 2027 and January 14, 2028 to vest as scheduled. The Retirement Agreement provides for the forfeiture by Mr. Brittain of any PSUs that are unvested at the time of his resignation as Executive Vice President. Pursuant to the Retirement Agreement, Mr. Brittain will be required to comply with certain confidentiality requirements.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Employment Agreements for Named Executive Officers
On March 12, 2026, the Company entered into an employment agreement with each of the named executive officers identified below (collectively, the “Employment Agreements”), effective March 30, 2026.

The Employment Agreements provide for an initial two-year term and will be automatically extended for successive one-year periods, unless either the Company or the named executive officer (“NEO”) provides written notice of non-renewal to the other party at least 30 days prior to the end of the then-current term. Each employment agreement may be terminated by the Company with or without “Cause” (as defined in the Employment Agreements), by the Company due to the NEO’s death or disability, or by the NEO. Each NEO is eligible to participate in both the Company’s short-term incentive plan and long-term incentive plan and to participate in all benefit programs established by the Company that are applicable to personnel on a basis commensurate with the NEO’s position and in accordance with the Company’s policies or plans as may be issued from time to time.

Pursuant to the Employment Agreements, each of the NEOs will receive the annual base salary shown below, payable in accordance with the Company’s regular payroll practices and subject to increase in the Company’s discretion.

Named Executive Officer	Annual Base Salary
Scott Montross Director, President, and Chief Executive Officer	$815,000
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary	$495,000
Michael Wray Executive Vice President	$450,000
Eric Stokes Senior Vice President and Water Transmission Systems Group President	$410,000

The Employment Agreements also describe the Company’s payment obligations in various circumstances of the NEO’s termination from employment. The Employment Agreements incorporate termination provisions providing for payments in connection with a Change in Control (as defined in the Employment Agreements), similar to those previously disclosed as provided in the Company’s stand-alone Change in Control agreements with the NEOs, which are superseded by the Employment Agreements. Under the new Employment Agreements, if, outside of a Change in Control, the Company terminates the NEO without “Cause” (as defined in the Employment Agreements), the Company will pay the NEO an amount equal to one times the NEO’s then-current annual base salary plus the short-term incentive bonus for the year of termination at the target amount, contingent upon the NEO’s timely execution and non-revocation of a release and waiver agreement. All restricted stock units and performance shares will be forfeited. If the NEO voluntarily retires, they will be entitled to a portion of the amount earned under the Company’s short-term incentive plan for the year of retirement at target, and vesting of performance shares at target, each pro-rated through the retirement date.

In all other circumstances, for example if a NEO’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreements) or as a result of the NEO’s disability or death, the NEO will be entitled to receive their full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed herewith as Exhibits 10.4, 10.5, 10.6, and 10.7 and incorporated herein by reference.

Item 8.01.	OTHER EVENTS

Jesus Tanguis Appointed as a Corporate Officer
On March 12, 2026, the Company appointed Jesus Tanguis as a corporate officer of the Company. Jesus Tanguis, 47, has served as Senior Vice President and General Manager of Precast Infrastructure and Engineered Systems since January 2026, and served as Vice President and General Manager of Geneva Pipe & Precast from January 2024 to January 2026. Prior to joining the Company in 2024, Mr. Tanguis served as Vice President Civil Infrastructure – Americas and Vice President of Latinamerica at Minova Global for seven years.

Mr. Tanguis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K, and Mr. Tanguis has no familial relationships with executives or directors of the Company. There are no arrangements or understandings between Mr. Tanguis and any other person pursuant to which he was selected as an officer. Mr. Tanguis will continue to receive compensation pursuant to certain arrangements provided by the Company, including incentive compensation, equity awards, and health and other benefits typically available to the executive officers, and has entered into an employment agreement with the Company similar to those described above.

Annual Meeting
NWPX Infrastructure’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on June 10, 2026. The record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting will be April 9, 2026.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Form of Performance Share Unit Agreement

10.2	Form of Restricted Stock Unit Agreement

10.3	Retirement Agreement dated March 11, 2026 between NWPX Infrastructure, Inc. and Miles Brittain

10.4	Employment Agreement between NWPX Infrastructure, Inc. and Scott Montross effective March 30, 2026

10.5	Employment Agreement between NWPX Infrastructure, Inc. and Aaron Wilkins effective March 30, 2026

10.6	Employment Agreement between NWPX Infrastructure, Inc. and Michael Wray effective March 30, 2026

10.7	Employment Agreement between NWPX Infrastructure, Inc. and Eric Stokes effective March 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 17, 2026.

NWPX INFRASTRUCTURE, INC.
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary